As filed with the Securities and Exchange Commission on June 26, 2025
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________________________
lululemon athletica inc.
(Exact name of registrant as specified in its charter)

Delaware	1818 Cornwall Avenue Vancouver, British Columbia Canada, V6J 1C7 (604) 732-6124	20-3842867
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)
_______________________________________

Shannon Higginson
Senior Vice President and General Counsel
1818 Cornwall Avenue
Vancouver, British Columbia, Canada V6J 1C7
(604) 732-6124
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to: Michael Hutchings, Esq. DLA Piper LLP (US) 701 Fifth Avenue, Suite 6900 Seattle, Washington 98104 (206) 839-4800
_______________________________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑ Emerging growth company ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
We are filing this registration statement pursuant to Rule 415(a)(5) under the Securities Act of 1933 to register unsold securities that were previously registered under our registration statement on Form S-3 (File No. 333-265928), originally filed with the SEC on June 30, 2022. Pursuant to Rule 415(a)(5), securities registered under a shelf registration statement may only be offered and sold if no more than three years have elapsed since the initial effective date of that registration statement. As a result, we are filing this new registration statement to continue to register the securities that remain unsold under the prior registration statement.

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may offer the securities covered by this prospectus on one or more occasions. In addition, selling security holders may offer securities covered by this prospectus.
We will provide specific terms of any offering in supplements to this prospectus. We or a selling security holder may offer securities separately or together in any combination and as separate series. We may offer securities directly to purchasers or through underwriters, dealers or agents. You should read this prospectus and any supplement to this prospectus carefully before you invest.

Title of each class of registered securities	Common Stock
Trading symbol	LULU
Name of exchange on which registered	Nasdaq Global Select Market
Mailing address of principal offices	1818 Cornwall Avenue Vancouver, British Columbia Canada V6J 1C7
Telephone number	(604) 732-6124

Investing in our securities involves risk. See “Risk Factors” on page 2 of this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
June 26, 2025

TABLE OF CONTENTS

About this Prospectus
This prospectus is part of an automatically effective registration statement that we have filed with the SEC using a “shelf’ registration process. Under this process, we may offer securities on one or more occasions and in one or more offerings. In addition, persons who hold our securities may also offer securities on one or more occasions and in one or more offerings.
This prospectus provides you with a general description of the securities that we or selling security holders may offer. Each time we or selling security holders offer securities, we will file with the SEC a supplement to this prospectus that contains more specific information about the offering. The prospectus supplement may also add, update, change or clarify information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the information in a prospectus supplement, you should rely on the information in that prospectus supplement. No one may use this prospectus to sell any securities unless it is accompanied by a prospectus supplement.
You should read both this prospectus and any prospectus supplement together with the additional information that is incorporated into this prospectus. This prospectus contains summaries of information about our business and securities. For further information, you should refer to the registration statement on Form S-3 and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus.
You should rely only on the information contained in this prospectus and any prospectus supplement. We have not authorized anyone to give you different information. If you are given other information, you should not rely on that information. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates.
Neither we nor any selling security holder is making an offer to sell securities in any jurisdiction where the offer or sale is not permitted.
In this prospectus, we use the terms “lululemon” “we,” “us,” “our” and similar terms to refer to lululemon athletica inc. and its consolidated subsidiaries.
Where You Can Find More Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can access our SEC filings over the Internet at the SEC’s website at www.sec.gov. We also provide information about us and access to our SEC filings through the investor relations portion of our website at www.lululemon.com. In addition, we disclose information through the social media channels identified on our investor relations website, press releases, public conference calls, and webcasts. Except to the extent specifically incorporated by reference into a filing under the Securities Act or the Exchange Act, the information on our website, information disclosed through any social media channels, press releases, public conference calls or webcasts, and any website addresses or references to additional materials found on those websites are not part of this prospectus or any prospectus supplement.
Information Incorporated by Reference
The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement the information in other documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus and any prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of this offering:
•our annual report on Form 10-K for the fiscal year ended February 2, 2025, which we filed with the SEC on March 27, 2025;
•our quarterly report on Form 10-Q for the quarter ended May 4, 2025, which we filed with the SEC on June 5, 2025;
•our current reports on Form 8-K that we filed with the SEC on March 27, 2025; and June 5, 2025; and
•the description of our common stock contained in our registration statement on Form 8-A that we filed with the SEC on July 19, 2007, including any amendment or report updating that description.

We are not incorporating by reference any documents or information we “furnish” but do not “file” under SEC rules. We are also not incorporating by reference our website, any website addresses or materials found on those websites, or any information disclosed through social media channels, press releases, public conference calls or webcasts.
You may obtain copies of documents we have incorporated by reference into this prospectus and any prospectus supplement at no cost by writing us at the address on the cover page of this prospectus or telephoning us at the number on the cover page of this prospectus.
Forward-Looking Statements
This prospectus, any prospectus supplement, and the documents incorporated by reference may contain forward-looking statements within the meaning of Section 27 A of the Securities Act and Section 21E of the Exchange Act. These statements may address, among other things, our future financial condition, results of operations, plans, objectives, or business performance. Words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “project,” “could,” “should,” “will,” and similar expressions are intended to identify forward-looking statements.
You should read any forward-looking statements in this prospectus together with the risk factors and other cautionary information included or incorporated by reference.
Forward-looking statements are not guarantees of future performance. They involve known and unknown risks, uncertainties, and assumptions that may cause actual results, performance, or achievements to differ materially from those expressed or implied in the statements. We base these statements on current expectations and assumptions that we believe to be reasonable, but they are inherently uncertain and subject to change. Many of the factors that may affect our results are beyond our control and are difficult to predict, including business, economic, competitive, and regulatory conditions. Forward-looking statements speak only as of the date they are made. We do not undertake, and expressly disclaim, any obligation to update or revise these statements, whether as a result of new information, future events, or otherwise, except as required by law.
lululemon athletica inc.
lululemon athletica is principally a designer, distributor, and retailer of technical athletic apparel, footwear, and accessories. We have a vision to create transformative products and experiences that build meaningful connections, unlocking greater possibility and wellbeing for all. Since our inception, we have fostered a distinctive corporate culture; we promote a set of core values in our business which include taking personal responsibility, acting with courage, valuing connection and inclusion, and choosing to have fun. These core values attract passionate and motivated employees who are driven to achieve personal and professional goals, and share our purpose "to elevate human potential by helping people feel their best."
We offer a comprehensive line of technical athletic apparel, footwear, and accessories marketed under the lululemon brand. Our apparel assortment includes items such as pants, shorts, tops, and jackets designed for a healthy lifestyle including athletic activities such as yoga, running, training, and most other activities. We also offer apparel designed for being on the move and fitness-inspired accessories.
Risk Factors
Investing in our securities involves risks. You should carefully review the risks factors described in our most recent annual report on Form 10-K, quarterly report on Form 10-Q, and in other documents we file with the SEC and incorporate by reference in this prospectus and any applicable prospectus supplement. These risks are not the only ones we face. Additional risks that we do not yet know about or that we currently consider immaterial may also impact our business and results.
Use of Proceeds
Unless stated otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes. These may include repaying debt, funding acquisitions, increasing working capital, making capital expenditures, or investing in our subsidiaries. Pending use, we may invest net proceeds in short-term instruments.
Unless indicated otherwise, we will not receive any proceeds from the sale of securities by selling security holders.

General Description of Securities
We may offer and sell the following securities from time to time:
•Common stock;
•Preferred stock;
•Debt securities;
•Warrants to purchase any of the foregoing; and
•Units that may include any combination of these securities.
We will determine the specific terms of each offering at the time of sale and describe them in a prospectus supplement filed with the SEC.
The summaries that follow describe the material terms of our capital stock and the other securities we may offer. These descriptions are subject to Delaware law and qualified in their entirety by our amended and restated certificate of incorporation and bylaws.
Description of Securities
Capital Stock
We are authorized to issue up to 400,000,000 shares of common stock, 5,000,000 shares of preferred stock, and up to 60,000,000 shares of special voting stock. As of June 20, 2025, we had 114,568,520 shares of common stock and 5,115,961 shares of special voting stock outstanding, and no preferred stock was outstanding.
Holders of common stock are entitled to one vote per share and to dividends as declared. They do not have cumulative voting, preemptive, subscription, or conversion rights. In a liquidation, holders share ratably in assets remaining after payment of liabilities and any preferences owed to holders of preferred stock.
Special voting stock is issued in connection with exchangeable shares of our Canadian subsidiary and provides voting rights equivalent to common stock, but no economic rights. Upon exchange of the related shares into common stock, the corresponding special voting shares are cancelled.
Preferred stock may be issued from time to time in one or more series, with terms established by our board of directors without stockholder approval. These terms may include dividend rights, voting rights, liquidation preferences, and conversion features.
Certain provisions of our certificate of incorporation and bylaws may delay or discourage a change in control. These include a classified board, limits on stockholder actions, and the authority to issue preferred stock without stockholder approval. stockholders.
Debt Securities
We may offer debt securities, which may be senior or subordinated, secured or unsecured, and may be guaranteed by certain of our subsidiaries. The terms of any series will be described in a prospectus supplement and may include maturity, interest rates, redemption features, covenants and other provisions.
Warrants
We may issue warrants to purchase common stock, preferred stock, or debt securities. Warrants may be issued independently or with other securities. The appliable prospectus supplement will describe the terms, including the exercise price, duration, and any redemption or transferability provision.
Holders of warrants will not have any rights as stockholders unless and until the warrants are exercised.

Units
We may issue units consisting of one or more of the other securities described in this prospectus. Each unit will represent ownership of the underlying securities, which may be separable or non-separable, as described in the applicable prospectus supplement.
Selling Security Holders
This prospectus may cover the resale of securities by one or more selling security holders. If we include any such resale, we will identify the selling holders, the number of securities they may offer, and the plan of distribution in a prospectus supplement.
Selling security holders may sell their securities from time to time in public or private transactions, including under Rule 144, at fixed prices, market prices, or negotiated prices. We will not receive any proceeds from the sale of securities by selling security holders, and we typically bear the registration expenses related to such sales, excluding underwriting discounts and commissions.
Plan of Distribution
We or any selling security holder may offer and sell securities in one or more of the following ways:
•    through agents;
•    through underwriters or dealers;
•    directly to purchasers; or
•    through a combination of these methods.
The applicable prospectus supplement will describe the terms of the offering, including:
•    the names of underwriters, dealers, or agents;
•    the public offering price and net proceeds;
•    underwriting discounts, commissions, or agency fees;
•    any over-allotment or other options granted to underwriters;
•    listing information, if applicable; and
•    other material terms of the offering.
We and any selling security holder may also conduct sales under Rule 144 or other exemptions from registration, and may engage in transactions such as hedging, short sales, or pledges in connection with such offerings.
Underwriters, dealers, and agents engaged in the sale of securities may be deemed “underwriters” under the Securities Act, and any discounts or commissions received may be treated as underwriting compensation. We may agree to indemnify underwriters, agents, or dealers against certain liabilities, including liabilities under the Securities Act.
Distribution arrangements may require us to file a prospectus supplement or post-effective amendment. Sales may be subject to state securities laws and may only be made through registered or licensed broker-dealers where required.
Legal Matters
Unless otherwise stated in the applicable prospectus supplement, DLA Piper LLP (US), our outside counsel, will pass on the validity of the securities offered under this prospectus. If securities are offered through underwriters, counsel for the underwriters will be named in the related prospectus supplement and may also pass on certain legal matters.

Experts
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in management’s annual report on internal control over financial reporting) incorporated in this prospectus by reference to the annual report on Form 10-K for the fiscal year ended February 2, 2025, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

___________________________
PROSPECTUS
___________________________
___________________________
lululemon athletica inc.
___________________________
June 26, 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following is a statement of the estimated expenses of lululemon in connection with the offering described in this registration statement.

SEC registration fee	$*
Trustee’s fees and expenses	**
Printing expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**
Rating agency expenses	**
Blue Sky fees and expenses	**
FINRA filing fees	**
Listing fees	**
Miscellaneous expenses	**
Total	$**

* Omitted because the registration fee is being deferred in accordance with Rule 456(b).
** Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation to indemnify any current or former director, officer, employee, or agent who is or was a party to, or is threatened to be made a party to, any action, suit, or proceeding – whether civil, criminal, administrative, or investigative – by reason of the fact that the person served in that role or in a similar role for another entity at the corporation’s request. Indemnification may cover expenses (including attorneys’ fees), judgments, fines, and settlement amounts actually and reasonably incurred, on condition that the individual has acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. In criminal matters, the individual must also have had no reasonable cause to believe the conduct was unlawful.
For actions brought by or in the right of the corporation, indemnification may extend to expenses actually and reasonably incurred, but no indemnification may be made for any matter in which the individual is adjudged liable to the corporation unless approved by a court. The DGCL also requires that a corporation indemnify any director or officer who is successful on the merits or otherwise in defending any such proceeding for all expenses incurred in connection with the defense.
Section 102(b)(7) of the DGCL permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty, subject to certain exceptions. This protection may also be extended to officers, subject to the same limitations and exclusions.
Our certificate of incorporation and bylaws provide for indemnification of our directors and officers to the fullest extent permitted by Delaware law. This includes the advancement of expenses incurred in legal proceedings, subject to the receipt of an undertaking to repay amounts advanced if it is ultimately determined that the person is not entitled to indemnification.
We have entered into indemnification agreements with each of our directors and certain executive officers. These agreements provide contractual rights to indemnification and advancement of expenses and are intended to supplement, and in some cases broaden, the protections available under our certificate of incorporation and bylaws.
We also maintain insurance that provides our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts.

Item 16. Exhibits

			Incorporated by Reference
Exhibit No.	Exhibit Title	Filed Herewith	Form	Exhibit No.	File No.	Filing Date
1.1	Form of Underwriting Agreement*
2.1	Agreement and Plan of Reorganization dated as of April 26, 2007, by and among the parties named therein		S-3	2.1	333-185899	1/7/2013
2.2	Exchange Trust Agreement dated as of July 26, 2007, between lululemon athletica inc., Lulu Canadian Holding, Inc. and Computershare Trust Company of Canada		S-3	2.2	333-185899	1/7/2013
2.3	Exchangeable Share Support Agreement dated as of July 26, 2007, between lululemon athletica inc., Lululemon Calico ULC and Lulu Canadian Holding, Inc.		S-3	2.3	333-185899	1/7/2013
2.4	Amended and Restated Declaration of Trust for Forfeitable Exchangeable Shares dated as of July 26, 2007, by and among the parties named therein		S-3	2.4	333-185899	1/7/2013
2.5	Amended and Restated Arrangement Agreement dated as of June 18, 2007, by and among the parties named therein		S-3	2.5	333-185899	1/7/2013
2.6	Plan of Arrangement and Exchangeable Share Provisions dated as of June 18, 2007, by and among the parties named therein		S-3	2.6	333-185899	1/7/2013
4.1	Specimen Common Stock Certificate		S-3	4.1	333-185899	1/7/2013
4.2	Form of Preferred Stock Certificate*
4.3	Form of Debt Security *
4.4	Form of Warrant Agreement and Warrant Certificate*
4.5	Form of Unit Agreement*
5.1	Opinion of DLA Piper LLP (US)	X
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)	X
23.2	Consent of PricewaterhouseCoopers LLP	X
24.1	Power of Attorney (included on signature page)	X
25.1	Statement of Eligibility of Trustee**
107	Filing Fee Table	X
* To be filed by amendment or incorporated by reference in connection with the offering of specific securities, if appliable.
** To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable.

Item 17. Undertakings
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)    If applicable, the undersigned registrant hereby undertakes to file a post-effective amendment to the registration statement to set forth the results of any rights offering, including the number of unsubscribed securities, the terms of any subsequent reoffer, and any material changes to the terms of the plan of distribution.
(e)    If applicable, the undersigned registrant hereby undertakes to file an application for the eligibility of any trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations of the Commission under Section 305(b)(2) of that act.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on June 26, 2025.

lululemon athletica inc.

By:	/s/ CALVIN MCDONALD

Calvin McDonald Chief Executive Officer (Principal Executive Officer)

By:	/s/ MEGHAN FRANK

Meghan Frank Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Calvin McDonald and Meghan Frank, and each of them, acting individually, as the undersigned’s true and lawful attorney-in-fact and agent, will full power of substitution and resubstitution, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. Each such attorney-in-fact shall have full power and authority to do and perform, in the name and on behalf of the undersigned, in any and all capacities, every act and thing necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as the undersigned could do in person, and each of the undersigned hereby ratifies and confirms that such attorney-in-fact, or any such substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ CALVIN MCDONALD	Director and Chief Executive Officer	June 26, 2025
Calvin McDonald	(principal executive officer)

/s/ MEGHAN FRANK	Chief Financial Officer	June 26, 2025
Meghan Frank	(principal financial and accounting officer)

/s/ MARTHA A.M. MORFITT	Director, Chair of the Board	June 26, 2025
Martha A.M. Morfitt

/s/ SHANE GRANT	Director	June 26, 2025
Shane Grant

/s/ KATHRYN HENRY	Director	June 26, 2025
Kathryn Henry

/s/ TERI LIST	Director	June 26, 2025
Teri List

/s/ ALISON LOEHNIS	Director	June 26, 2025
Alison Loehnis

/s/ ISABEL MAHE	Director	June 26, 2025
Isabel Mahe

/s/ JON MCNEILL	Director	June 26, 2025
Jon McNeill

/s/ DAVID M. MUSSAFER	Director	June 26, 2025
David M. Mussafer

/s/ EMILY WHITE	Director	June 26, 2025
Emily White